UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2009

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 1600, Houston, Texas 77057

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2009, Pride International, Inc. (“Pride”) announced that its Board of Directors approved the spin-off to its stockholders of all of its shares of common stock of Seahawk Drilling, Inc. (the “Company”), a wholly owned subsidiary of Pride that owns 20 mat-supported jackup rigs operating in the Gulf of Mexico. The distribution of the Company’s common stock is expected to occur on August 24, 2009, with each Pride stockholder receiving one share of the Company’s common stock for every 15 shares of Pride common stock held at the close of business on August 14, 2009. Reference is made to the Information Statement delivered to Pride stockholders in connection with the spin-off, a copy of which was filed as Exhibit 99.1 to Amendment No. 5 to Form 10 filed with the Securities and Exchange Commission on August 6, 2009 (the “Information Statement”).

On August 20, 2009, the Company filed its restated certificate of incorporation (the “Restated Certificate of Incorporation”) with the Delaware Secretary of State to be effective on August 24, 2009. The form of Restated Certificate of Incorporation was attached as an exhibit to the Information Statement. The sections of the Information Statement entitled “Description of Capital Stock” and “Indemnification of Directors and Officers”, which include a description of certain provisions of the Restated Certificate of Incorporation, are incorporated herein by reference. The description is qualified by reference in its entirety to the full text of the Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this report on Form 8-K.

The Company also amended and restated its bylaws (the “Bylaws”) to be effective on August 24, 2009. The form of Bylaws were attached as an exhibit to the Information Statement. The sections of the Information Statement entitled “Description of Capital Stock” and “Indemnification of Directors and Officers”, which include a description of certain provisions of the Bylaws, are incorporated herein by reference. The description is qualified by reference in its entirety to the full text of the Bylaws, which are filed as Exhibit 3.2 to this report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: August 21, 2009	By:	/s/ Steven A. Manz
Steven A. Manz
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company